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Exhibit 23.2


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM



To: Marketing Worldwide Corporation.

As independent certified public accountants, we hereby consent to the inclusion in the foregoin Amendment No. 5 to the Form SB-2
Registration Statement, of our
report, dated December 3, 2004 relating to the consolidated financial statements of Marketing Worldwide Corporation. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------
Russell Bedford Stefanou Mirchandani LLP




New York, New York
December 6, 2005